CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Columbus Ventures Inc.
(An Exploration Stage Company)

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form SB-2/A of Columbus Ventures Inc. (An Exploration Stage Company), pertaining to 7,517,150 shares of its common stock, of our Report of Independent Registered Public Accounting Firm, dated January 30, 2007 with respect to the consolidated financial statements of Columbus Ventures Inc., comprising the consolidated balance sheet as at September 30, 2006, the related consolidated statements of operations and cash flows for the year ended September 30, 2006 and for the period from October 12, 2005 (inception) to September 30, 2006 and the related stockholders’ equity for the period October 12, 2005 (inception) to September 30, 2006, as filed with the Securities and Exchange Commission.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Telford Sadovnick, P.L.L.C.
TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington, USA
March 26, 2007